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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


NAME:                                          STATE OR JURISDICTION OF INCORPORATION:
LipoGenics, Inc.                               Delaware
Bionutrics Health Products, Inc.               Delaware
InCon Technologies, Inc.                       Delaware
InCon International, Ltd.                      British Virgin Islands
Nutrition Technology Corporation               Nevada
Cosmedics, Inc.                                Delaware